Exhibit (a)(2)

AGREEMENT AND DECLARATION OF TRUST

AGREEMENT AND DECLARATION OF TRUST (this “Declaration of Trust”), dated as of December 22, 2021, is made by the individual trustee identified on the signature page hereto (the “Trustee”) and The Corporation Trust Company, as Delaware trustee (the “Delaware Trustee”). The Trustee and the Delaware Trustee hereby agree as follows:

1.
The trust created hereby (the “Trust”) shall be known as “BlackRock Private Credit Fund”, in which name the Trustee may conduct the business of the Trust, make and execute contracts, and sue and be sued.

2.
It is the intention of the parties hereto that the Trust created hereby constitute a statutory trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. §§ 3801 et seq. (the “DSTA”), and that this document constitute the governing instrument of the Trust. The Trustee is hereby authorized and directed to execute and file a certificate of trust in the Office of the Secretary of State of the State of Delaware in accordance with the provisions of the DSTA. The Trust is hereby established by the Trustee for the purposes of (i) becoming a business development company subject to making an election under the Investment Company Act of 1940, as amended (the “1940 Act”), and (ii) engaging in such other activities as are necessary, convenient or incidental thereto.

3.
Prior to the first issuance of beneficial interests by the Trust, the Trustee and the Delaware Trustee intend to enter into an amended and restated declaration of trust providing for the operation of the Trust and the issuance of beneficial interests in the Trust.

4.
The following persons be, and they hereby are, elected to the offices listed opposite their names, each to serve (a) until his successor shall have been elected and shall have qualified, (b) until his death or (c) until he shall have resigned or have been removed by the Trustee:

John M. Perlowski                 Chief Executive Officer

5.
The Trustee (together with all other persons who hereafter become trustees of the Trust) is hereby authorized to:

(i)
to prepare and file with the Securities and Exchange Commission (the “Commission”) and execute, in each case on behalf of the Trust, as applicable, (a) a Registration Statement on Form N-2 (including any pre-effective or post-effective amendments thereto) relating to the registration of the securities of the Trust under the Securities Act of 1933, as amended (the “1933 Act”), (b) subscription documents, including any amendments to such subscription documents, relating to the initial public offering of the securities of the Trust, (c) a Registration Statement on Form 8-A (including any pre-effective or post-effective amendments thereto) relating to the registration of the securities of the Trust under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), (d) the Notice of Intent to Elect to be Subject to Section 55 through 65 of the 1940 Act on Form N-6F, (e) the Notification of Election to be Subject to Section 55 through 65 of the 1940 Act on Form N-54A and (f) any additional filings, including any filings under Rules 424, 462(b), 462(d) and 497 of the 1933 Act, request, report or application or amendment thereto with the Commission that may be required from time to time under the 1940 Act, the 1933 Act or the 1934 Act, and the rules and regulations promulgated thereunder;

(ii)
to cause the Trust to elect to  be treated as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended, as may be set forth in a Registration Statement referenced herein;

(iii)
to prepare, execute and file, in each case on behalf of the Trust, such applications, reports and other papers and documents as may be required by the Financial Industry Regulatory Authority;

(iv)
to prepare, execute and file, in each case on behalf of the Trust, such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as shall be necessary or desirable to register the securities of the Trust under the securities or “blue sky” laws of such jurisdictions as the Trustee and officers may deem necessary or desirable;

(v)          to negotiate the terms of, and execute on behalf of the Trust, such distribution agreements, investment advisory agreements and other contracts among the Trust and any other persons relating to the issuance of the securities of the Trust, satisfactory to each such party and

(vi)          to make any and all necessary filings and to take any and all actions, including, without limitation, the execution and delivery of any and all documents, amendments, certificates or other instruments, that they, together with and upon the advice of counsel, shall deem necessary or advisable to conduct the business of the Trust, such determination to be conclusively evidenced by the taking of such actions and steps and the execution and delivery of such documents, amendments, certificates or other instruments.

6.
The number of Trustees initially shall be one (1) and thereafter the number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by the Trustee which may increase or decrease the number of Trustees (but not below one (1)). Any Trustee may resign upon ten (10) days prior notice to the Trust.

7.
The Trustee (together will all other persons who hereafter become Trustees of the Trust) shall have the power, consistent with the Trustee’s continuing exclusive authority over the management of the Trust to delegate from time to time to officers, agents or other authorized persons the doing of such things, including any matters set forth in this Declaration of Trust, and the execution of such instruments as the Trustee may deem to be desirable, expedient or necessary in order to effect the purpose hereof.

8.
Concerning the Delaware Trustee.

(i)
The Delaware Trustee is appointed to serve as the trustee of the Trust in the State of Delaware for the sole purpose of satisfying the requirement pursuant to Section 3807(a) of the DSTA that the Trust have at least one trustee which has its principal place of business in the State of Delaware. The Trust shall have at least one other trustee (other than the Delaware Trustee) to perform all obligations and duties other than fulfilling the Trust’s obligations pursuant to Section 3807(a) of the DSTA.

(ii)
The duties of the Delaware Trustee shall be limited to (i) accepting legal process served on the Trust in the State of Delaware and (ii) the execution of any certificates required to be filed with the Delaware Secretary of State which the Delaware Trustee is required to execute under Section 3811 of the DSTA. Except for the purpose of the foregoing sentence, the Delaware Trustee shall not be deemed a trustee, shall not be a member of the Board of Trustees and shall have no management responsibilities or owe any fiduciary duties to the Trust or its shareholders. To the extent that, at law or in equity, the Delaware Trustee has duties (including fiduciary duties) and liabilities relating thereto to the Trust or its shareholders, it is hereby understood and agreed by the other parties hereto that such duties and liabilities are replaced by the duties and liabilities of the Delaware Trustee expressly set forth in this Declaration of Trust. The Delaware Trustee shall have no liability for the acts or omissions of any other person, including, without limitation, the Trustee.

(iii)
The Delaware Trustee may be removed by the Trustee upon 30 days’ prior written notice to the Delaware Trustee. The Delaware Trustee may resign upon 30 days’ prior written notice to the Trustee. No resignation or removal of the Delaware Trustee shall be effective except upon the appointment of a successor Delaware Trustee appointed by the Trustee or a court of competent jurisdiction. If no successor Delaware Trustee has been appointed within such 30 day period, the Delaware Trustee may, at the expense of the Trust, petition a court of competent jurisdiction to appoint a successor Delaware Trustee.

(iv)
Any person into which the Delaware Trustee may be merged or with which it may be consolidated, or any person resulting from any merger or consolidation to which the Delaware Trustee shall be a party, or any person which succeeds to all or substantially all of the corporate trust business of the Delaware Trustee, shall be the successor Delaware Trustee under this Declaration of Trust without the execution, delivery or filing of any paper or instrument or further act to be done on the part of the parties hereto, except as may be required by applicable law.

(v)
The Delaware Trustee shall be entitled to all of the same rights, protections, indemnities and immunities under this Declaration of Trust and with respect to the Trust and the shareholders as the Trustee. No amendment or waiver of any provision of this Declaration of Trust which adversely affects the Delaware Trustee shall be effective against it without its prior written consent.

(vi)
The Delaware Trustee shall not be liable for supervising or monitoring the performance and the duties and obligations of any other person, including, without limitation, the Trustee or the Trust under this Declaration of Trust or any related document.

(vii)
The Delaware Trustee shall not be personally liable under any circumstances, except for its own willful misconduct or gross negligence. In particular, but not by way of limitation: (a) the Delaware Trustee shall not be personally liable for any error of judgment made in good faith; (b) no provision of this Declaration of Trust shall require the Delaware Trustee to expend or risk its personal funds or otherwise incur any financial liability in the performance of its rights or powers hereunder, if the Delaware Trustee shall have reasonable grounds for believing that the payment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it; (c) under no circumstances shall the Delaware Trustee be personally liable for any representation, warranty, covenant, agreement or indebtedness of the Trust; (d) the Delaware Trustee shall not be personally responsible for or in respect of the validity or sufficiency of this Declaration of Trust or for the due execution hereof by any other party hereto; (e) the Delaware Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper reasonably believed by it to be genuine and reasonably believed by it to be signed by the proper party or parties. The Delaware Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically prescribed herein, the Delaware Trustee may for all purposes hereof rely on a certificate or resolution, signed by a Trustee or an officer of the Trust as to such fact or matter, and such certificate shall constitute full protection to the Delaware Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon; (f) in the exercise or administration of the Trust hereunder, the Delaware Trustee (1) may act directly or through agents or attorneys pursuant to agreements entered into with any of them, and the Delaware Trustee shall not be liable for the default or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Delaware Trustee in good faith and (2) may consult with counsel, accountants and other skilled persons to be selected by it in good faith and employed by it, and it shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons; (g) in accepting and performing its express duties hereunder the Delaware Trustee acts solely as Delaware Trustee hereunder and not in its individual capacity, and all persons having any claim against the Delaware Trustee by reason of the transactions contemplated by this Declaration of Trust shall look only to the Trust for payment or satisfaction thereof; and (h) the Delaware Trustee shall incur no liability if, by reason of any provision of any present or future law or regulation thereunder, or by any force majeure event, including but not limited to natural disaster, act of war or terrorism, or other circumstances beyond its reasonable control, the Delaware Trustee shall be prevented or forbidden from doing or performing any act or thing which the terms of this Declaration of Trust provide shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Declaration of Trust.

(viii)
In the event of the appointment of a successor Delaware Trustee, such successor shall cause an amendment to the certificate of trust of the Trust to be filed with the Secretary of State of Delaware in accordance with Section 3810 of the DSTA, indicating the change of the Delaware Trustee’s identity.

(ix)
The Trust hereby agrees to (a) compensate the Delaware Trustee in accordance with a separate fee agreement with the Delaware Trustee, (b) reimburse the Delaware Trustee for all reasonable expenses relating to the services of the Delaware Trustee (including reasonable fees and expenses of counsel and other advisers retained by the Delaware Trustee) and (c) indemnify, defend and hold harmless the Delaware Trustee, and its employees, agents, officers and trustees (the “Indemnified DE Trustee Parties”) from and against any and all claims, actions, suits, demands, assessments, judgments, losses, liabilities, damages, costs, taxes, and expenses, including reasonable fees and expenses of counsel and including costs of enforcement of an Indemnified DE Trustee Party’s rights hereunder (collectively, “Expenses”), to the extent that such Expenses arise out of or are imposed upon or asserted at any time against such Indemnified DE Trustee Parties with respect to the performance of any duties contemplated by this Declaration of Trust or from the services provided or functions performed by the Delaware Trustee; provided, however, that the Trust shall not be required to indemnify any Indemnified DE Trustee Parties for any Expenses which are a result of the willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her position of such Indemnified DE Trustee Parties. To the fullest extent permitted by law, Expenses to be incurred by any Indemnified DE Trustee Parties shall, from time to time, be advanced by, or on behalf of, the Trust prior to the final disposition of any matter upon receipt by the Trust of an undertaking by, or on behalf of, such Indemnified DE Trustee Parties to repay such amount if it shall be determined that the Indemnified DE Trustee Parties are not entitled to be indemnified under this Declaration of Trust.

9.
To the fullest extent permitted by applicable law, the Trust shall indemnify each Trustee and the Delaware Trustee (each an “Indemnified person”) for, and hold each Indemnified person harmless against, any loss, liability or expense arising out of or in connection with the acceptance or administration of the trust or trusts hereunder (unless arising by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her position), including the costs and expenses (including reasonable legal fees and expenses) of defending him or herself against, or investigating, any claim or liability in connection with the exercise or performance of any of his or her powers or duties hereunder. The obligation to indemnify as set forth in this paragraph 7 shall survive the termination of this Declaration of Trust.

10.
The Trust may terminate prior to the first issuance of beneficial interests by the Trust pursuant to the Registration Statement at the election of the Trustee.

11.
This Declaration of Trust shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflict of laws principles of the State of Delaware or any other jurisdiction that would call for the application of the substantive laws of any jurisdiction other than the State of Delaware.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Declaration of Trust to be duly executed as of the day and year first above written.

Trustee:

/s/ John M. Perlowski
John M. Perlowski
Sole Trustee

Delaware Trustee:

The Corporation Trust Company, not in its individual capacity but solely as Delaware trustee

By:	/s/ Jennifer A. Schwartz
Jennifer A. Schwartz
Assistant Vice President